AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of September 3, 1997, is made by and among ICCE, Inc., a Georgia corporation (the "Company"), and the holders of the capital stock of the Company listed in Schedule I attached hereto (the "Shareholders").

                               W I T N E S S E T H:

     WHEREAS, the Shareholders are the owners of the shares of capital stock of the Company as listed on Schedule I hereto (the "Merger Shares"); and

     WHEREAS, certain of the Shareholders received the Merger Shares in a merger pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of April 16, 1997 (the "Reorganization Agreement"), by and among David C. Cooper & Associates, Inc., DCCA Professional Temporaries, Inc., EKT, Inc., Infinity Enterprises, Inc., Cooper Acquisition, Inc., DCCA Acquisition, Inc., EKT Acquisitions, Inc., and Infinity Acquisition, Inc. (the "Original Merger Agreement" and the "Original Merger," respectively);

     WHEREAS, certain of the Shareholders received the Merger Shares in a merger pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of April 1997, by and among the Company, Cama of Tampa, Inc., Cama Acquisition, Inc. and Stephen S. Tutwiler (the "Cama Merger Agreement" and the "Cama Merger," respectively);

     WHEREAS, certain of the Shareholders received the Merger Shares in a merger pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 25, 1997, by and among the Company, RFCG Merger Subsidiary, Inc., Rylan Forbes Consulting Group, Inc. and the shareholders of Rylan Forbes Consulting Group, Inc. (the "Rylan Merger Agreement" and the "Rylan Merger," respectively);

     WHEREAS, certain of the Shareholders received the Merger Shares in a merger pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 3, 1997, by and among the Company, ASRI Merger Subsidiary, Inc., ACSYS Resources, Inc. and the Shareholders of ACSYS Resources, Inc. (the "ACSYS Merger Agreement" and the "ACSYS Merger," respectively. The ACSYS Merger Agreement, together with the Original Merger Agreement, the Cama Merger Agreement and the Rylan Merger Agreement shall hereinafter be referred to as the "Merger Agreements" and the ACSYS Merger, together with the Original Merger, the Cama Merger and the Rylan Merger, shall hereinafter be referred to as the "Mergers")

     WHEREAS, in connection with the Original Merger, certain of the Shareholders entered into a Registration Rights Agreement, dated as of May 16, 1997, by and among the Company and the shareholders listed on Schedule I thereto (the "Original Registration Rights Agreement");

     WHEREAS, in connection with the Cama Merger and the Rylan Merger, certain additional shareholders joined in and became parties to the Original Registration Rights Agreement;

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the ACSYS Merger Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     WHEREAS, in consideration of the transactions contemplated by the ACSYS Merger Agreement, the parties to the Original Registration Rights Agreement desire to amend and restate the Original Registration Rights Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, in the Merger Agreements and in the other agreements contemplated thereby, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders and the Company, each with the other, do hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Common Stock" means the common stock, no par value per share, of the Company, as authorized by the Company's Articles of Incorporation.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Merger Shares" means the shares of Common Stock issued by the Company in connection with the Mergers to the Shareholders listed on Schedule I hereto. If the Company declares a stock split, stock dividend or other distribution of capital stock in respect of, or issues capital stock in replacement of or exchange for, the Merger Shares, such shares shall also be Merger Shares subject to this Agreement.

     "Immediate Family" means, with respect to any natural person, each of such person's spouse, father, mother, siblings, and children.

     "Permitted Transferee" means a person who receives shares in the Company from a Shareholder pursuant to any of the following transactions: (i) any transfer by gift to a trust in respect of which such Shareholder serves as trustee; provided however, that the trust instrument governing such trust shall provide that such Shareholder, as trustee, shall retain sole and exclusive control over the voting and disposition of such shares until the termination of this Agreement; (ii) any sale or transfer to the Company or to one or more of the Shareholders; (iii) any transfer to a member of such Shareholder's Immediate Family; or (iv) any transfer approved by all members of the Company's Board of Directors comprising at least seven members.

     "Person" means any natural person or any corporation, partnership, trust or other legal entity.

     "Primary Offering" means an Underwritten Public Offering by the Company pursuant to which the Company receives gross proceeds for its own account of not less than $10,000,000.

     "Registrable Securities" means the Merger Shares held by the Shareholders. The term "Registrable Securities" does not include shares of capital stock of the Company which have been registered, as defined below, and sold pursuant to such registration or which have been sold pursuant to Rule 144 under the Securities Act.

     The terms "register," "registered", and "registration" refer to a registration of a transaction effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order by the Commission of the effectiveness of such registration statement.

     "Secondary Offering" means an Underwritten Public Offering by the Company, but not including a Primary Offering or an offering effected pursuant to
Section 2.1 or 2.3.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     "Underwritten Public Offering" means a public offering of Common Stock for cash which is offered and sold in a registered transaction on a firm commitment underwritten basis through one or more broker-dealers registered with the Commission, all pursuant to an underwriting agreement between the Company and any selling shareholders on the one hand and such underwriters on the other hand.

                                   ARTICLE II

                                REGISTRATION RIGHTS

     2.1  Demand Registration Rights.

     (a) Company's Obligation. From and after 90 days after the date hereof, upon receiving a notice from the Shareholders holding at least twenty-five percent (25%) of the Merger Shares setting forth a request for registration of a portion of the Registrable Securities of such holders, accompanied by either
(i) the written consent of (a) David C. Cooper, (b) either Mark E. Strassman or Beth Monroe-Chase and (c) either Edward S. Baumstein or Harold Sauer to a registration pursuant to such request, or (ii) a written valuation from either J.C. Bradford & Co., Robert W. Baird & Co. Incorporated, or other reputable investment banking firm that is a member of the New York Stock Exchange which opines that the value of the Company in an offering made pursuant to such request (before accounting for any proceeds received by the Company in any such offering and without regard to the value of any shares issued by the Company as consideration in any acquisition completed after the date hereof) would be $100,000,000 or higher, the Company shall:


          (i) promptly give written notice of the proposed registration, qualification or compliance to all Shareholders who did not join in such notice to the Company; and

          (ii) shall, as soon as practicable, file the necessary registration statements with the appropriate state and federal securities agencies, and shall use its best efforts to effect, as soon as practicable, but in any event within ninety (90) days of receipt of such notice, all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such requesting Shareholders' Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any other Shareholders joining in such request as is specified in a written request received by the Company within ten (10) business days after such written notice is given.

     (b) Underwriting. The requesting Shareholders shall include in their request made pursuant to Section 2.1 the name of the managing underwriter or underwriters, if any, that the majority in interest of such requesting Shareholders would propose to employ in connection with the public offering proposed to be made pursuant to the registration requested; provided that if the Board of Directors reasonably objects to any managing underwriter or underwriters proposed by the requesting Shareholders, the requesting Shareholders shall propose another managing underwriter or underwriters that is or are reasonably acceptable to the Board of Directors. The Company shall include in the written notice to be given by the Company to the other Shareholders pursuant to Section 2.1 the name or names of such underwriter or underwriters to be employed. If the sale proposed by the requesting Shareholders is to be effected pursuant to an Underwritten Public Offering, the right of any Shareholder to registration pursuant to Section 2.1 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the requesting Shareholders and such Shareholder) as provided herein. The Company shall (together with all Shareholders proposing to distribute their securities through such underwriting) use its best efforts to enter into an underwriting agreement containing terms of the underwriting as agreed upon between the Company and such underwriters selected for such underwriting in the manner set forth above. The Company and the requesting Shareholders will take such actions as are necessary to comply with the terms and obligations of such underwriting agreement and will offer such underwriters and their respective representatives full access to all information reasonably requested in connection with their "due diligence" review of the Company and its operations. Notwithstanding any other provisions of Section 2.1, if, in connection with an Underwritten Public Offering, the managing underwriter advises the Company or the requesting Shareholders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the requesting Shareholders shall so advise the Company (or vice versa) and all Shareholders whose shares would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:
(i) first to the Shareholders that demanded the registration pursuant to
Section 2.1(a) (the "Demand Shareholders") in proportion, as nearly as practicable, to the number of shares requested to be registered, (ii) second to any Shareholders who have elected to participate in the registration (other than the Demand Shareholders) in proportion, as nearly as practicable, to the number of shares requested to be registered; and (iii) to shares to be offered by the Company. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Shareholder disapproves of the terms of an Underwritten Public Offering, he may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the requesting Shareholders. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Shareholders may be included in such Underwritten Public Offering (subject to any limitation imposed by the underwriters), then the requesting Shareholders shall offer to all Shareholders who have included Registrable Securities in the registration the right to include additional shares in the same proportion used in effecting the limitation referred to above in this Section 2.1(b).

     (c) Postponement of Registration on Request. The Company shall be entitled to postpone for a reasonable period of time but not exceeding sixty
(60) days the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in good faith and in the exercise of its reasonable judgment, that such action would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company.

     (d) Additional Shares to be Registered. The Company shall be entitled to include in any registration statement referred to in this Section 2.1, for sale in accordance with the method of disposition specified by the requesting Shareholders, shares of Common Stock to be sold by the Company for its own account, or other shareholders for their own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an Underwritten Public Offering), such inclusion would result in more than 33% of the Registrable Securities requested to be sold being excluded from the offering or would materially adversely affect the marketing of such Registrable Securities to be sold.

     (e)  Exceptions to Demand Registration Rights.  Anything in this Section
2.1 to the contrary notwithstanding, (i) the Company shall not be required to register Registrable Securities pursuant to this Section 2.1 unless the aggregate estimated public offering price of all shares of Registrable Securities, including, without limitation, any for the account of the Company or any existing shareholders of the Company (based upon the proposed public offering price estimated in good faith by the Company), shall be $5,000,000 or more; and (ii) no request for registration under Section 2.1(a) may be made after the second (2d) anniversary of the Effective Time of the ACSYS Merger.

     (f) Limitations on Demand Registration Rights. If a registration statement requested pursuant to this Section shall not have become effective within twelve (12) months after the initial filing thereof as a result of any reason other than (i) a material adverse development in the business or condition (financial or other) of the Company or (ii) any other act or matter not within the control of the Company, or if such registration statement shall be abandoned or withdrawn at the request of the requesting Shareholders, then, unless the requesting Shareholders shall, promptly upon receipt of a request therefor, supported by an invoice setting forth the expenses in reasonable detail, reimburse the Company for the aggregate share of the registration expenses in respect of such registration statement attributable to the requesting Shareholders, the Company shall be deemed to have satisfied its obligation to register the Registrable Securities pursuant to this Section. Notwithstanding anything to the contrary contained herein, the only securities that the Company shall be required to register pursuant to this Agreement shall be Registrable Securities.

     2.2  Piggyback Registration.

     (a) Company's Obligation. If (but without any obligation to do so) at any time or from time to time after the date hereof, the Company shall determine to register any of its Common Stock in any Primary Offering for sale for cash for its own account (other than a registration (A) relating to the sale of securities to participants in an employee benefit plan, (B) on Form S-4 or S-8, or (C) on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then the Company shall:

          (i) promptly give to each Shareholder written notice thereof (which shall include, to the extent then available, a list of the jurisdictions in which the Company intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws); and

          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any Underwritten Public Offering involved therein, all the Registrable Securities specified in any written request by any Shareholder received by the Company within ten (10) business days after such written notice is given.

     (b) Underwriting. The right of any Shareholder to registration pursuant to this Section 2.2 shall be conditioned upon such Shareholder's participation in the Underwritten Public Offering and the inclusion of such Shareholder's Registrable Securities in the Underwritten Public Offering to the extent provided herein. All Shareholders proposing to distribute their securities through such Underwritten Public Offering (together with the Company and any other shareholders distributing their securities through such underwriting) shall enter into an underwriting agreement containing terms of the underwriting as agreed upon between the Company and underwriters selected by it.

     (c) Termination of Registration by Company. Notwithstanding any other provision of this Section 2.2, at any time before or after the filing of a registration statement that is subject to Section 2.2 hereof, the Company may, in its sole discretion, abandon or terminate such registration without the consent of any Shareholder.

     (d) Limits on Registration Rights, Notwithstanding any other provision of this Section 2.2, no request for registration pursuant to Section 2.2(a)(ii) may be made after the second anniversary of the Effective Time of the ACSYS Merger.

     (e) Registrations. The Company shall not be required to include Registrable Securities in the securities covered by a registration statement on any form which limits the amount of securities which may be registered by the issuer and/or selling security holders if, and to the extent that, such inclusion would make the use of such form unavailable, so long as no other shares are to be included in such securities for the account of any person other than the Company.

     (f) Certain Underwriter Limitations. Notwithstanding any other provisions of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities to be included in any registration and Underwritten Public Offering. In such event, the underwriter shall so advise all Shareholders whose shares would otherwise be registered and underwritten pursuant thereto, and the number of shares that may be included in the registration and Underwritten Public Offering shall be allocated: (i) first to the Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities that were proposed to be sold by such Shareholders; and then (ii) to the Company; and
(iii) to the extent that such securities do not exhaust the number of shares determined by such underwriter, among all remaining shareholders of the Company (other than the Shareholders) to whom the Company desires to extend registration rights, in proportion, as nearly as practicable, to the respective amounts of shares of common stock that are proposed to be sold by such shareholders.

     (f) No Registrable Securities excluded from the Underwritten Public Offering by reason of the managing underwriter's marketing limitation shall be included in such registration. If any Shareholder disapproves of the terms of the Underwritten Public Offering, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Shareholders may, in the opinion of the managing underwriter, be included in such registration (subject to any limitation imposed by the underwriters), then the Company shall offer to all Shareholders who have included Registrable Securities in the registration the right to include additional shares in the amount derived from the formula used in effecting the limitation referred to above in this Section 2.2.

     (g) If Registrable Securities held by a Shareholder are included in the offering, the selling Shareholder shall agree in writing, if requested by the Company or an underwriter of such registered public offering, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Shareholder during a period of up to one hundred eighty
(180) days following the effective date of such registration statement of the Company. Such agreement shall be in form satisfactory to the Company and such underwriter, and may be included in the underwriting agreement. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

     2.3 Expenses. All expenses of any registrations permitted pursuant to this Agreement (including, but not limited to, any qualifications under the blue-sky or other state securities laws, compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of any securities to the public in connection with registration, of supplying prospectuses, offering circulars or other documents, and all other registration and filing fees, printing expenses, fees and disbursements of independent public accountants of the Company, fees of the Company's counsel, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of a single special counsel retained by a majority in interest of the Shareholders, but excluding Selling Expenses, as defined), shall be paid by the Company. All Selling Expenses in connection with any registration statement filed pursuant to Article II hereof shall be borne by participating sellers in proportion to the number of shares sold by each.

     2.4 Registration Procedures. In the case of such registration, qualification or compliance effected by the Company pursuant to this Article II in which any Shareholder's Registrable Securities are included, the Company shall, at its expense:

     (a) prepare, provide counsel for the selling Shareholders reasonable opportunity to comment on, and file with the Commission a registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become effective;

     (b) prepare, provide counsel for the selling Shareholders reasonable opportunity to comment on, and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed one hundred eighty (180) days;

     (c) furnish to the Shareholders participating in such registration and to the underwriters of Registrable Securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and shareholders may reasonably request in order to facilitate the public offering of such Registrable Securities;

     (d) use its diligent good faith efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Shareholders may reasonably request in writing within twenty (20) days following the original filing of such registration statement; provided, however, that in the case of an Underwritten Public Offering, the managing underwriter shall (to the exclusion of the participation of the Shareholders) advise the Company with respect to blue sky qualification and related matters;

     (e) notify counsel for the Shareholders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (f) notify counsel for such Shareholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (g) prepare and file with the Commission, promptly upon the request of any Shareholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Shareholders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities other than an amendment or supplement required solely as a result of a change by such Shareholder in the method of distribution of the Registrable Securities;

     (h) prepare and promptly file with the Commission and promptly notify counsel for such Shareholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event other than a change in the method of distribution of the Registrable Securities selected by a Shareholder shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (i) not file any amendment or supplement to such registration statement or prospectus if, in the opinion of counsel for such Shareholders (concurred in by counsel for the Company), such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy substantially in the form thereof at least two (2) business days prior to the filing thereof; provided, however, that if in the opinion of counsel for the Company, the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law, the Company may make such filing;

     (j) use its reasonable business efforts (if the offering is an Underwritten Public Offering) to furnish, at the request of any seller, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, and subject to the receipt of appropriate representations from such sellers: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein), and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request; and

     (k) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement; provided, however, that the Company's furnishing of such records, documents and information and the Company's granting of access to properties may be conditioned upon any proposed recipient's execution and delivery to the Company of a confidentiality agreement prepared by counsel to the Company.

     2.5  Indemnification and Contribution.

     (a) In the case of each registration effected by the Company pursuant to this Agreement in which any Shareholder's Registrable Securities are included, the Company agrees to indemnify and hold harmless such Shareholder, each underwriter of the shares of Registrable Securities so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation, commenced or threatened; if such settlement is effected with the written consent of the Company, and to reimburse them for any reasonable legal or other reasonable expenses incurred by them in connection with the investigation of any claims and defenses of any actions (subject to subsection (c) of this Section 2.5), insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon: any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that, notwithstanding the foregoing, the Company may agree to indemnify each such underwriter and person who so controls such underwriter to such other extent as the Company and such underwriter shall agree; and provided further, however, that the indemnification agreement contained in this subsection (a) shall not (i) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by a Shareholder or such underwriter claiming rights of indemnification pursuant to this Section 2.5 for use in connection with the preparation of the registration statement or any preliminary prospectus or final prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (ii) inure to the benefit of any person to the extent such person's claim for indemnification hereunder arises out of or is based on any violation by such person of applicable law.

     (b) In the case of each registration effected by the Company pursuant to this Agreement in which any Shareholder's Registrable Securities are included, such Shareholder shall be obligated, and shall cause each underwriter of the shares of Registrable Securities to be registered on behalf of such person (each Shareholder and such underwriters being referred to severally in this subsection (b) as the "indemnifying person") to be obligated, in the same manner and to the same extent as set forth in subsection (a) of this Section 2.5, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, its directors and officers, with respect to any statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereof or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such indemnifying person for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

     (c) Each person to be indemnified pursuant to this Section 2.5 (an "Indemnitee") shall, within five (5) days after the discovery by the Indemnitee of any matters giving arise to a claim for indemnification hereunder, give written notice to the person or persons responsible for indemnifying such Indemnitee (an "Indemnifying Party") setting forth any claim with respect to which the Indemnitee seeks indemnification, provided that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against any Indemnitee, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable good faith judgment of the Indemnitee a conflict of interest between such Indemnitee and the Indemnifying Party may exist in respect of such action, proceeding or claim, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnifying Party to the Indemnitee of its election so to assume such defense, the Indemnifying Party shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable costs of investigation. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnitee's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be considered losses subject to indemnification hereunder. If the Indemnifying Party elects to defend any such action or claim, then the Indemnitee shall be entitled to participate in such defense with counsel of Indemnitee's choice at Indemnitee's sole cost and expense. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.
Anything in this Section 2.5(c) to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee, a release from all liability in respect of such claim.

     If the indemnification provided for in Sections 2.5(a) and (b) hereof is unavailable or insufficient to hold harmless an Indemnitee under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnitee contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 2.5(c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnitee as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. This indemnification of underwriters provided for in this Section 2.5 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters.

     2.6 Information by Shareholders. Each Shareholder requesting Registrable Securities to be included in any registration shall furnish to the Company such information regarding such Shareholder and the distribution proposed by such Shareholder as the Company may request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II.

     2.7 Rule 144 Reporting. With a view to making available to the Shareholders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

     (a) Commission Reports. File with the Commission all reports and other documents thereafter required of the Company if the Company is or becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (b) Other Information. Furnish to each Shareholder forthwith upon its request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents as may be reasonably requested in availing any Shareholder of any rule or regulation of the Commission permitting the sale of any such securities without registration.

     2.8 Transfer of Registration Rights. If a Shareholder transfers Common Stock to a Permitted Transferee, the Shareholder may assign the Permitted Transferee the rights to cause the Company to register such Common Stock under this Article II provided the assignment of such registration rights occurs simultaneously with the transaction by which the Permitted Transferee receives shares of Common Stock. Except as set forth in the preceding sentence, the rights to cause the Company to register securities under this Article II are personal to each Shareholder and may not be assigned except upon the consent of the Company (which may be granted or withheld in its discretion) following receipt by the Company of notice of proposed transfer by any Shareholder to any assignee or transferee of any Merger Shares and receipt of the agreement of such assignee or transferee to be bound by the provisions of this Agreement applicable to holders of Registrable Securities. Furthermore, should any Shareholder specifically named in Section 2.1(a) cease to be a Shareholder or transfer more than fifty percent (50%) of the Merger Shares held by such Shareholder, such Shareholder's name shall be deemed deleted from Section 2.1(a) hereof.

     2.9 Notice of Sale Information. Any notice from a holder of Registrable Securities requesting registration of some or all of such Registrable Securities pursuant to Sections 2.1 or 2.2 or 2.3 shall (i) specify the number of shares of Registrable Securities intended to be included in such registration; (ii) describe the nature and method of the proposed offering and sale, and (iii) include an undertaking to provide all information and materials concerning such holder and the method of distribution and to take any other actions reasonably requested by the Company to enable the Company to comply with the Securities Act, any state securities law and/or the applicable requirements of the Commission or any state securities commissioner or similar agency or official.

     2.10 Additional Shareholders. With the approval of the Board of Directors of the Company, the Company may allow persons acquiring shares of Common Stock from the Company to agree in writing to become party to this Agreement and to be bound by all the terms and conditions hereof prior to acquiring such shares. Such shareholders shall become party to this Agreement by executing a joinder agreement substantially in the form of Exhibit 1, and enjoy the rights and be bound by the obligations of Shareholders under this Agreement.

                                   ARTICLE III

                                  TRANSFERABILITY

     3.1 Transferability. Transfer of the Merger Shares shall be made only on the books of the Company by the holders of record thereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company. The holder(s) in whose name the Merger Shares stand on the books of the Company shall be deemed by the Company to be owner(s) thereof for all purposes.

     3.2 Restrictive Legends. Unless and until otherwise permitted by this Section, each instrument evidencing Merger Shares shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

     "This security has not been registered under the Securities Act of 1933 (the "1933 Act") or any state securities act. The shares evidenced by this certificate have been issued or sold in reliance on exemptions available under the 1933 Act and applicable state securities laws and may not be sold or transferred except in a transaction that is exempt under such act or pursuant to an effective registration under such act.

The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of such shares except in conformity with this Article.

     3.3 Restriction on Transfer. No holder shall transfer any of the Merger Shares until it has first given written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the Company has received from the holder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any state Securities Act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to said Securities Act, or (ii) such transfer complies with Rule 144 (or comparable successor provisions) promulgated under the said Securities Act and applicable state securities act requirements, or
(iii) a registration statement filed by the Company is declared effective by the Commission and governing state securities act authorities or steps necessary to perfect exemptions from such registration are completed.

     Notwithstanding anything to the contrary herein, in the event that there is an Underwritten Public Offering of securities of the Company pursuant to a registration covering Registrable Securities and a Shareholder of Registrable Securities does not elect to sell his Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Shareholder shall refrain from selling such Registrable Securities during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided however, that such Shareholder shall, in any event, be entitled to sell its Registrable Securities commencing on the one hundred eightieth (180th) day after the effective date of such registration statement.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Notices. Any notice, request, reply instruction or other communication (herein severally and collectively called "notice") in this Agreement provided or permitted to be given to the Company or to any Shareholder must be given in writing and may be given or served by overnight delivery service, depositing the same in the United States mail, in certified or registered form with return receipt requested and postage fully prepaid, addressed to the party or parties to be notified, or by delivering the same in person to such party or parties. Notice deposited in the United States mail, mailed in the manner hereinabove described, shall be effective on the date indicated on the return receipt. Notice given in any other manner shall be effective only if and when received by the party to be notified. Unless appropriate notice of a change of address is otherwise provided to the Company, any notice to Shareholders shall be addressed in accordance with the address specified in the stock records of the Company. In any event, until notice is given of a change of address, notice to the Company, ICCE, Inc., shall be addressed and provided as follows:

     If to Company:      ICCE, Inc.
                         1020 19th Street, N.W.
                         Suite 650
                         Washington, DC  20036
                         Attention:  Mark E. Strassman
     and to:             ICCE, Inc.
                         Five Concourse Parkway
                         Suite 2700
                         Atlanta, GA 30328
                         Attention:  Timothy Mann, Jr.

     with a copy to:     Nelson Mullins Riley & Scarborough, L.L.P
                         400 Colony Square, Suite 2200
                         1201 Peachtree Street
                         Atlanta.  GA 30361
                         Attention:  Glenn W. Sturm, Esq.

     4.2 Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     4.3 Effect of Sale. Any Shareholder who sells all of his Registrable Securities pursuant to the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

     4.4 Amendment. This Agreement may not be modified or amended except in a writing signed by the Company and the holders of 66-2/3% of the total Registrable Securities outstanding at such time (with any shares of Registrable Securities issuable upon conversion of other securities deemed to be outstanding for these purposes).

     4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the parties contained in this Agreement and their respective heirs, executors, distributees, successors (including successors by merger) and permitted assigns.

     4.6 Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable, or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

     4.7 Section Headings. The section and paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     4.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

     4.9 Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed by its duly authorized officers and the Shareholders have caused this Agreement to he executed by the appropriate authorized person, as of the day and year first above written.

                                        ICCE, INC.


                                        By:  /s/ David C. Cooper

                                             David C. Cooper


_____________________________________


_____________________________________


                                        SHAREHOLDERS

                                        /s/ David C. Cooper
                                        David C. Cooper

                                        /s/ Mark E. Strassman
                                        Mark E. Strassman

                                        /s/ Mary Beth Chase
                                        Mary Beth Chase

                                        /s/ D. Perry Brown
                                        D. Perry Brown

                                        /s/ Kevin W. Cole
                                        Kevin W. Cole

                                        /s/ Rosemarie Mahoney
                                        Rosemarie Mahoney

                                        /s/ Stephen S.Tutwiler
                                        Stephen S. Tutwiler

                                        /s/ Edward K. Turner
                                        Edward K. Turner

                                        /s/ Teresa Gordon
                                        Teresa Gordon

                                        /s/ Joseph Stauffer
                                        Joseph Stauffer

                                        /s/ Robert Criscuolo
                                        Robert Criscuolo


                                        ACSYS RESOURCES, INC. SHAREHOLDERS

                                        /s/ Edward S. Baumstein
                                        Edward S. Baumstein

                                        /s/ Harold Sauer
                                        Harold Sauer

                                        /s/ Domenic L. Vacca
                                        Domenic L. Vacca


                                        Albert Dettore

                                        /s/ Louis J. Boohaker
                                        Louis J. Boohaker

                                        /s/ John R. Ficquette
                                        John R. Ficquette